FIRST AMENDMENT TO SUBLEASE AGREEMENT

This FIRST AMENDMENT TO SUBLEASE AGREEMENT (the "First Amendment") is being entered into effective as of August 1, 2023 by and between **FMC Technologies, Inc.**, as successor-in-interest to **Technip USA, Inc.** ("Sublandlord") and **ENGlobal U.S., Inc.**, a Texas corporation ("Subtenant").

WHEREAS, effective as of May 20, 2021, Sublandlord and Subtenant entered into a certain Sublease Agreement (the "Original Sublease") regarding certain premises consisting of approximately 26,006 rental square feet of space in the building located at 11740 Katy Freeway, Houston, Harris County, Texas 77079 and known as Energy Tower III (the "Existing Space"); and

WHEREAS, Sublandlord and Subtenant desire to enter into this First Amendment for the purpose of modifying the Sublease in certain respects as contained herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1. **Defined Terms.** All capitalized terms used herein and not otherwise defined herein shall have the same meaning assigned hereto as in the Sublease.

2. **Rent.** Sublandlord and Subtenant agree to amend the schedule of Base Rent and Additional Rent as follows:

   a. Base Rent (per month) for the period Month 27 – Month 30 will now be $0.00. Base Rent (per month) for the period Month 33 – Month 36 shall now be $28,173.17. For the avoidance of doubt, Subtenant shall pay $0.00 of monthly Base Rent for the months of September, October, November and December, 2023.
   b. Additional Rent (per month) for the period Month 27 – Month 30 will now be $0.00. Additional Rent (per month) for the period Month 33 – Month 36 will now be calculated pursuant to Section 8 (b) of the Base Lease. For the avoidance of doubt, Subtenant shall pay $0.00 of monthly Additional Rent for the months of September, October, November and December, 2023.
   c. Sublandlord agrees to apply the prepaid rent provided by Subtenant at the time of execution of the Sublease as the Base and Additional rent due to the Sublandlord from the Subtenant for Month 26. For the avoidance of doubt such application is for Base and Additional Rent due on August 1, 2023.

3. **Full Force and Effect.** Except as expressly modified hereby, the remaining terms and conditions of the Sublease shall remain valid and effective as presently written. The terms and conditions of this First Amendment shall control to the extent of any inconsistencies between the First Amendment and the Sublease.

[Signature page follows this page]

This First Amendment has been executed on this ____ day of August, 2023 with an effective date as first written above.

SUBLANDLORD:

FMC TECHNOLOGIES, INC.

BY: Sean McBeth

Name: Sean McBeth
Title: Real Estate Senior Manager

ENGLOBAL U.S., INC.

BY: [signature]

Name: William A. Coskey, P.E.
Title: Chairman and Chief Executive Officer